UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 2, 2013

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 9.01    Financial Statements and Exhibits

Exhibit Index

Ex-3.2	Fourth Amended and Restated By-laws

Signatures

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2012, the Second Judicial District Court of the State of Nevada in and for the County of Washoe entered a final order approving a settlement of the stockholder derivative cases consolidated under the caption In re Ormat Technologies, Inc. Derivative Litigation, Master Docket No. CV10-00759 (the "Settlement").  The Settlement also resolved the federal derivative lawsuits consolidated under the caption In re Ormat Technologies, Inc. Derivative Litigation, Master File 3:10-cv-00177, pending in the United States District Court for the District of Nevada.  On December 27, 2012, the Settlement entered into effect.

As part of the Settlement, the Board of Directors of the Company approved certain amendments to its By-laws, effective thirty (30) days after the effective date of the Settlement, i.e., January 26, 2013.

The material amendments to the Company’s By-laws are as follows:

1.           Section 3.2 of the By-laws was amended to provide for the election of Directors by a majority of the votes cast at annual meetings of stockholders rather than the former plurality standard. In contested elections the plurality standard shall still apply.

2.           Section 3.15.1 of the By-laws was amended to formalize the requirement to obtain Audit Committee approval of any related party transactions above the SEC/NYSE threshold.

3.           Sections 3.17 and 4.1 of the By-Laws were amended to provide that the Chief Executive Officer of the Company may not serve as the Chairman of the Board unless a majority of the independent Directors of the Board appoints a Lead Independent Director.  The Lead Independent Director, where applicable, will be responsible for coordinating the activities of the independent Directors.

A copy of the Fourth Amended and Restated By-laws is filed herewith as Exhibit 3.2 and is incorporated by reference into this report.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.2                      Fourth Amended and Restated By-laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  January 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

3.2	Fourth Restated and Amended By-laws